POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: THAT I, Mark Robert Liebel, do hereby appoint Ronda S. Kase, my true and lawful attorney for me and in my name for the purpose of:

(1) executing on my behalf any Form ID for the application for access codes to the U.S. Securities and Exchange Commission's EDGAR System or any successor system, any Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement of Changes in Beneficial Ownership of Securities on Form 4, any Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 and any additional forms which may be promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any amendments thereto, in connection with my transactions in the securities of Crumbs Bake Shop, Inc. and causing such forms to be filed with the U.S. Securities and Exchange Commission, the NASDAQ Stock Exchange and/or any other appropriate stock exchange; and

(2) taking any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the forms executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned acknowledges that:

(1) the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act; and

(2) this Power of Attorney authorizes, but does not require, the foregoing attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information.

The undersigned hereby grants to the foregoing attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or appropriate to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of April, 2014.